Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 14, 2002 on our audit of the financial statements and financial highlights of Nicholas Money Market Fund, Inc. and to all references to our firm, included in or made a part of this Form N-1A Registration Statement, Post Effective Amendment No. 14, for Nicholas Money Market Fund, Inc.

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin

April 22, 2002